UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2015 (June 29, 2015)

American DG Energy
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6000
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of American DG Energy. (the "Company) at its 2015 Annual Meeting of Stockholders (the "Annual Meeting") held on June 29, 2015:

1.	To elect seven directors to the Board of Directors of the Company to hold office for one year until the 2016 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Wolf & Company, P.C., as the Company's independent registered public accounting firm.
For more information about the forgoing proposals, see the Company's 2015 Proxy Statement.

The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

1. Election of Directors

	For	Withheld	Against	Abstain	Not Voted
Charles T. Maxwell	32,008,339	1,765,017			9,847,292
John N Hatsopoulos	32,815,423	957,933			9,847,292
Deanna M. Petersen	32,009,839	1,763,517			9,847,292
Christine M. Klaskin	32,072,032	1,701,324			9,847,292
John Rowe	33,385,923	387,433			9,847,292
John Giacinti	32,816,923	956,433			9,847,292
Elias Samaras	32,995,411	777,945			9,847,292
All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, , Mr. Charles T Maxwell, Mr. John N. Hatsopoulos, Ms. Deanna M. Petersen, Ms. Christine M. Klaskin, Mr. John Rowe, Mr. John Giacinti and Mr. Elias Samara were elected to serve as directors of the Company for terms of one year or until their resignation, or their successors are duly elected and qualified.

2. Ratification of the appointment of Wolf & Company, P.C. to serve as independent registered public accountants for the fiscal year ending December 31, 2015.

	For	Withheld	Against	Abstain	Not Voted
Wolf & Company P.C.	40,375,323		2,808,796	76,529

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 2, 2015

American DG Energy

By:        /s/ Gabriel Parmese
Gabriel Parmese
Chief Financial Officer